UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2014

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52013	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2014, Town Sports International Holdings, Inc. (the “Company”) announced that Carolyn Spatafora has been appointed as the Company’s Chief Financial Officer, effective May 12, 2014, succeeding Daniel Gallagher. The Company had previously announced in January 2014 that Mr. Gallagher was promoted to the position of President and Chief Operating Officer and continued to serve as Chief Financial Officer pending appointment of a successor.

Ms. Spatafora, age 48, joins the Company from Sbarro, LLC, a chain of pizza restaurants with approximately 800 locations world-wide, where she has served as Chief Financial Officer since December 2009. Ms. Spatafora began her career at KPMG Peat Marwick and later served in various roles at Bayside Federal Savings Bank and Adecco, S.A. before moving to Sbarro, LLC (formerly Sbarro, Inc.) in March 2005, where she served in various roles, including Controller, prior to her appointment to Chief Financial Officer.

In connection with Ms. Spatafora’s appointment, the Company and Ms. Spatafora entered into a Letter Agreement, providing that Ms. Spatafora will be entitled to an annual base salary of $350,000, subject to future adjustment based on job performance, and will initially be eligible to earn an annual performance bonus award of 50% of her base salary, pro rated for the first year of employment. In addition, Ms. Spatafora will receive 15,000 shares of restricted common stock of the Company pursuant to the Company’s 2006 Stock Incentive Plan, which will vest in four equal annual installments. Ms. Spatafora will also enter into the Company’s standard Executive Severance Agreement, which provides for the payment of up to one year of base salary, bonus and benefits in certain events of termination of employment in connection with a change in control.

The foregoing summary of the Letter Agreement does not purport to be complete. For an understanding of its terms and conditions, reference should be made to the Letter Agreement, which is attached as Exhibit 10.1 to this Current Report.

A copy of the Company’s press release announcing Ms. Spatafora’s appointment is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Letter Agreement between the Town Sports International, LLC and Carolyn Spatafora

Exhibit 99.1	Company’s Press Release, dated April 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: April 25, 2014	By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President - General Counsel

EXHIBIT INDEX

Item	Description

10.1	Letter Agreement between the Town Sports International, LLC and Carolyn Spatafora

99.1	Company’s Press Release, dated April 25, 2014